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                                                                     EXHIBIT 3.2

                                                        FILED #C23371-97

                  CERTIFICATE OF AMENDMENT               JUL 23 2003
              TO THE ARTICLES OF INCORPORATION
                             OF                          IN THE OFFICE OF
              DIGITAL HOME THEATER SYSTEMS, INC   DEAN HELLER SECRETARY OF STATE

      Pursuant to the applicable provisions of the Nevada Business Corporations Act, Digital Home Theater Systems, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The present name of the Corporation is Digital Home Theater Systems, Inc.

      SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation In the manner prescribed by applicable law.

      (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:

                                ARTICLE I - NAME

      The name of the corporation shall be: Xenonics Holdings, Inc.

      Third: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 11,526,400.

      Fourth: The number of shares voted for such amendments was 11,000,000 (95%) and no shares were voted against such amendment.

      DATED this 23rd day of July, 2003

                                            DIGITAL HOME THEATER SYSTEMS, INC.

                                            By: /s/ Pam Jowett
                                               ---------------------------------
                                               Pam Jowett, President/Secretary

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                                  VERIFICATION

STATE OF UTAH                  )
                               : ss.
COUNTY OF SALT LAKE            )

      The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Digital Home Theater Systems, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly a by the board of directors and stockholders of the Corporation.

                                            /s/ Pam Jowett
                                            ------------------------------------
                                            Pam Jowett, President

STATE OF UTAH                  )
                               : ss.
COUNTY OF SALT LAKE            )

      Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Digital Home Theater Systems, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

      IN WITNESS WHEREOF, I have set my hand and seal this 23 day of July, 2003.

                                            /s/ Thomas G. Kimble
                                            ------------------------------------
                                            NOTARY PUBLIC